Exhibit 10.9

STOCK PURCHASE AGREEMENT

by and between

RIVER HAWK AVIATION, INC.,

a Nevada Corporation

and

SOUTHLAND HOLDING CORP.,

a Nevada Corporation

THIS STOCK PURCHASE AGREEMENT dated May 9, 2007, is by and among River Hawk Aviation, Inc., Nevada corporation (“River Hawk”) and Southland Holding Corp., a Nevada corporation (“Southland”) (the “Agreement”).

WHEREAS, River Hawk desires to sell all of its equity interests held in Eastern Caribbean Airlines Corporation (“EC Air”) and Viva Air Dominicana, S.A. (“VAD”) (collectively, the “Subsidiary Shares”) on the terms and subject to the conditions set forth herein;

WHEREAS, Southland desires to purchase all of the Subsidiary Shares held by River Hawk on the terms and subject to the conditions set forth herein;

WHEREAS, the purchase price paid by Southland for the Subsidiary Shares will be the assumption of certain liabilities including, but not limited to, current and future litigation;

WHEREAS, Southland, its authorized agent, Tom Jolitz (“Mr. Jolitz”), and River Hawk (collectively, the “Parties”) desire to resolve any claims between themselves, including, but not limited to, all issues between themselves with respect to Mr. Jolitz’s association with River Hawk (collectively, the “Settlement Issues”); and

WHEREAS, it is intended that this Agreement be construed in the broadest possible manner, in accordance with the Parties’ express intention that all disputes between them arising out of or in any way connected to the Settlement Issues be forever resolved.

NOW, THEREFORE, in consideration of the premises and the mutual and independent covenants hereinafter set forth, the parties hereto agree as follows:

ARTICLE I
AMOUNT AND TERMS OF PURCHASE

1.1    Sale
 As consideration for receiving the Subsidiary Shares, and subject to the terms and conditions hereof, Southland hereby agrees to assume those liabilities of River Hawk, EC Air and VAD listed on Schedules 1.1 through 1.6 (the “Assumed Liabilities”). Southland also agrees to assume responsibility for all current and future litigation matters where EC Air and/or VAD is or may be a party.

1.2    Closing Date
The sale of the Subsidiary Shares shall take place on May 16, 2007 at the offices of River Hawk, 954 Business Park Drive, Suite 4, Traverse City, MI 49686 or another location at River Hawk’s request (the “Closing”).

1.3    Conditions Precedent to Closing by Southland
The obligations hereunder of Southland to receive the Subsidiary Shares are subject to the satisfaction of each of the following conditions at or prior to Closing unless waived by Southland in writing:

1.3.1	The representations and warranties of River Hawk contained in this Agreement shall be deemed to have been made at and as of the Closing and shall then be true in all material respects.

1.3.2
River Hawk shall have performed and complied in all material respects with the agreements and conditions required by this Agreement to be performed or complied with prior to or at the Closing, including without limitation the delivery of documents referred to elsewhere in this Agreement as being required to be delivered prior to or at the Closing.

1.3.3
Southland shall have received, in form and content satisfactory to Southland’s counsel, an Officer’s Certification executed by the Chief Executive Officer of River Hawk indicating that River Hawk has commenced the steps necessary to produce:

(a)	Stock certificates duly executed by River Hawk evidencing ownership by Southland of that number of shares of EC Air common stock set out on Schedule 1.7 hereto; and

(b)	Stock certificates duly executed by River Hawk evidencing ownership by Southland of that number of shares of VAD common stock set out on Schedule 1.7 hereto;

1.3.4
As additional consideration for River Hawk entering into this Agreement, Southland, on behalf of itself, its officers, directors, shareholders, employees, affiliates, successors and assigns, hereby fully, forever, irrevocably and unconditionally settles, releases, remises and discharges River Hawk, and each of its former, current and future officers, directors, consultants, stockholders, attorneys, agents, spouses, administrators, employees, heirs, successors and assigns and all persons acting by, through, under, or in concert with them (the “River Hawk Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature, known or unknown, which Southland ever had or now has, including, but not limited to, the Assumed Liabilities and all common law claims including, but not limited to, actions in tort, defamation, breach of contract, and any claims under federal, state or local statutes or ordinances not expressly referred to above.

1.4    Conditions Precedent to Closing by River Hawk
The obligations hereunder of River Hawk to sell the Subsidiary Shares to Southland are subject to the satisfaction of each of the following conditions at or prior to Closing unless waived by River Hawk in writing:

1.4.1	The representations and warranties of Southland contained in this Agreement shall be deemed to have been made at and as of the Closing and shall then be true in all material respects.

1.4.2
Mr. Jolitz shall have entered into a shareholder agreement (the “Shareholder Agreement”), whereby certain convertible promissory notes (the “Notes”) held by Mr. Jolitz and/or Chesscom Consultants, Inc., convertible into shares of River Hawk’s common stock (the “Common Stock”), will be placed into an escrow account maintained by The Otto Law Group, PLLC, such that 1) the Notes will be subject to certain restrictions on the amount of Common Stock which may be converted and sold per month; and 2) upon conversion of the Notes by Mr. Jolitz and/or his assigns into shares of Common Stock, Mr. Jolitz and/or his assigns, must give the right of first refusal to purchase the Common Stock at the conversion price to the following, in order: 1) River Hawk; and 2) River Hawk’s officers and board of directors.

1.4.3
Southland shall have performed and complied in all material respects with the agreements and conditions required by this Agreement to be performed or complied with prior to or at the Closing, including without limitation the delivery of documents referred to elsewhere in this Agreement as being required to be delivered prior to or at the Closing.

1.4.4
As additional consideration for Southland entering into this Agreement, River Hawk, on behalf of itself, its officers, directors, shareholders, employees, affiliates, successors and assigns, hereby fully, forever, irrevocably and unconditionally settles, releases, remises and discharges Southland, attorneys, agents, spouses, administrators, employees, heirs, successors and assigns and all persons acting by, through, under, or in concert with them (the “Southland Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature, known or unknown, which River Hawk ever had or now has, including, but not limited to, all common law claims including, but not limited to, actions in tort, defamation, breach of contract, and any claims under federal, state or local statutes or ordinances not expressly referred to above.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1     Representations and Warranties of River Hawk
River Hawk hereby represents and warrants that the following are true and correct as of the date hereof:

2.1.1
Organization, Qualification and Corporate Power River Hawk is a corporation duly organized and existing in good standing under the laws of the State of Nevada without limit as to the duration of its existence and has corporate power and authority, rights and franchises to own its property and to carry on its business as now conducted. River Hawk has the corporate power and authority to make and carry out this Agreement and to issue the Subsidiary Shares as herein provided. River Hawk has the corporate power, permits and other authorizations necessary to own and operate its properties and, except where the failure to do so would not materially adversely affect River Hawk’s business, to carry on the business currently conducted by it, including all licenses, permits and authorizations of any and all applicable federal, state and local governmental agencies and is duly qualified as a foreign corporation authorized to do business and in good standing in each other jurisdiction in which such qualification and good standing may be required by applicable law.

2.1.2
EC Air Common Stock The shares of EC Air Common Stock are not subject to preemptive rights and, when issued and sold at the Closing in accordance with this Agreement, will be duly and validly authorized, issued, outstanding, fully paid and non-assessable. The shares of EC Air Common Stock at Closing will be free of any and all encumbrances, claims or security interests whatsoever.

2.1.3
VAD Common Stock The shares of VAD Common Stock are not subject to preemptive rights and, when issued and sold at the Closing in accordance with this Agreement, will be duly and validly authorized, issued, outstanding, fully paid and non-assessable. The shares of VAD Common Stock at Closing will be free of any and all encumbrances, claims or security interests whatsoever.

2.1.4
Authorization of Agreement and Subsidiary Shares; Validity The execution, delivery and performance of this Agreement, and the sale of the Subsidiary Shares, have been duly authorized by River Hawk, EC Air and VAD and do not require the consent or approval of any governmental body or other regulatory authority of the United States or of any other party (except the issuance of the Subsidiary Shares may require notice filings under one or more state securities laws), and are not in contravention of or in conflict with any law or regulation of the United States, or of any state thereof, or any political subdivision of the foregoing, or any term or provision of the Certificate of Incorporation or Bylaws of River Hawk, EC Air or VAD. This Agreement is the valid, binding and legally enforceable obligation of River Hawk in accordance with its terms.

2.1.5
Conflict The execution, delivery and performance of this Agreement, and the sale and delivery of the Subsidiary Shares, are not, in any material respect, in contravention of or in conflict with any material agreement, indenture or undertaking to which River Hawk is a party or by which it or any of its property may be bound or affected, and do not cause any security interest, lien or other encumbrance to be created or imposed upon any such property by reason thereof.

2.2    Representations and Warranties of Southland
2.2.1
Organization, Qualification and Corporate Power Southland is a corporation duly organized and existing in good standing under the laws of the State of Nevada without limit as to the duration of its existence and has corporate power and authority, rights and franchises to own its property and to carry on its business as now conducted. Southland has the corporate power and authority to make and carry out this Agreement as herein provided. Southland has the corporate power, permits and other authorizations necessary to own and operate its properties and, except where the failure to do so would not materially adversely affect River Hawk’s business, to carry on the business currently conducted by it, including all licenses, permits and authorizations of any and all applicable federal, state and local governmental agencies and is duly qualified as a foreign corporation authorized to do business and in good standing in each other jurisdiction in which such qualification and good standing may be required by applicable law.

2.2.2
Authorization of Agreement; Validity Southland’s execution, delivery and performance of this Agreement has been duly authorized by Southland and Southland has all requisite power and authority to enter into this Agreement, and such execution, delivery and performance is not in contravention of or in conflict with any law or regulation of the United States, or any political subdivision thereof, or any agreement or document binding upon Southland. This Agreement, when delivered, will be the valid, binding and legally enforceable obligation of Southland in accordance with its terms.

2.2.3
Conflict The execution, delivery and performance of this Agreement is not in any material respect, in contravention of or in conflict with any material agreement, indenture or undertaking to which Southland is a party or by which its property may be bound or affected, and does not cause any security interest, lien or other encumbrance to be created or imposed upon any such property by reason thereof.

2.2.4	Southland is an “Accredited Investor” as defined in Rule 501(a) of the Securities Act of 1933, as amended (the “Securities Act”).

2.2.5	Southland has not been formed for the specific purpose of acquiring the Subsidiary Shares.

2.2.6
Southland understands that (i) the Subsidiary Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or any applicable state securities laws, (ii) the Subsidiary Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and such state laws, (iii) the Subsidiary Shares will bear a legend to such effect and (iv) River Hawk, EC Air and VAD will make a notation on its transfer books to such effect.

2.2.7
Southland understands that the exemption from registration afforded by Rule 144 under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis of sales of the Subsidiary Shares in limited amounts under certain conditions and in unlimited amounts under certain conditions.

2.2.8
Southland understands that no public market now exists for any of the securities issued by River Hawk and that there is no assurance that a public market will ever exist for the securities of EC Air and/or VAD.

2.2.9
Southland has had a full opportunity to request from River Hawk, EC Air and VAD and to review and has reviewed all information which it deems relevant in making a decision to purchase the Subsidiary Shares and Southland will comply with any of the restrictions on transferability of the Subsidiary Shares.

ARTICLE III
COVENANTS
3.1    Legend
To assist in effectuating the provisions of Section 2.2.6, Southland hereby consents to the placement of the following legends:

3.1.1	on all certificates certifying ownership of any shares of EC Air Common Stock or VAD Common Stock:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED IN THE UNITED STATES OR ANY OF ITS TERRITORIES OR POSSESSIONS OR AREAS SUBJECT TO ITS JURISDICTION OR TO ANY PERSON WHO IS A NATIONAL, CITIZEN OR RESIDENT THEREOF OR PERSON NORMALLY RESIDENT THEREIN OR TO ANY PERSON PURCHASING FOR RESALE TO ANY SUCH PERSON IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. IN ADDITION THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS AGREEMENT AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE THEREWITH. A COPY OF SUCH AGREEMENT IS ON FILE AT THE OFFICE OF THE SECRETARY OF THE COMPANY.

3.2    Indemnification

3.2.1
Subject to the provisions of Section 4.1 and of this Section 3.2, River Hawk, EC Air and VAD shall severally but not jointly indemnify and hold harmless Southland against all losses, liabilities, costs, reasonable legal fees and other expenses of River Hawk, EC Air and VAD and its partners, members, officers, directors and controlling persons resulting from any material breach of any warranty, representation, covenant, agreement or obligation of Southland contained herein (“River Hawk Damages”).

3.2.2
Subject to the provisions of Section 4.1 and of this Section 3.2, Southland shall severally but not jointly indemnify and hold harmless River Hawk, EC Air and VAD against all losses, liabilities, costs, reasonable legal fees and the expenses of Southland and its officers, directors and controlling persons resulting from any material breach of any warranty, representation, covenant, agreement or obligation of such one of River Hawk, EC Air and VAD contained herein (“Southland Damages”).

3.2.3
Promptly after receipt by an indemnified party under this Section 3.2 of a third party claim or notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.2, deliver to the indemnifying party a written notice thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.2, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.2.

3.2.4
The indemnifying party shall advance the expenses of the indemnified party as they are incurred, provided that the indemnified party shall give the indemnifying party an undertaking to reimburse the indemnifying party for any amounts so advanced should it be determined that indemnification is not available under this Section 3.2.

3.2.5
If the indemnification provided for in this Section 3.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the breach of any warranty, representation, covenant, agreement or obligation that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations.

3.2.6	A claim for indemnity shall be effective only after the aggregate amount of River Hawk Damages or Southland Damages, as the case may be, exceeds $50,000.

ARTICLE IV
MISCELLANEOUS
4.1    Survival and Expiration of Representations and Warranties
The representations and warranties made herein shall survive the execution and delivery of this Agreement and the Closing for a period of eighteen months from the date of Closing unless notice of a claim thereunder shall have been given by one party to the other within such eighteen month period.

4.2    No Waiver of Rights
No failure or delay on the part of any party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.3    Notice
Any notice herein required or permitted to be given shall be in writing and may be sent by hand delivery, facsimile, email or registered or certified mail, return receipt requested, and shall be deemed to have been given: if by hand delivery, on the date of delivery; if by facsimile or email, on the business day after transmission thereof to the proper facsimile number or email address; or if mailed, on the date indicated as the date of delivery on the return receipt or the date of attempted delivery if refused. For purposes hereof, the addresses of the parties hereto (until notice of a change thereof is given as provided in this Section 4.3) shall be as follows:
To Southland Holding Corp.:

With a copy to:

Thomas Jolitz	Robert Creighton
417 Barlow St.	P.O. Box 1494
Traverse City, MI 49686	Stephens City, VA 22655
Telephone: (206) 262-9545	Telephone: (540) 869-0124
Facsimile: (866) 580-4250

The Otto Law Group, PLLC
Attn: David M. Otto
601 Union St., Suite 4500
Seattle, WA 98101
Telephone: (206) 262-9545
Facsimile: (206) 262-9513

To River Hawk Aviation, Inc.:	With a copy to:

River Hawk Aviation, Inc.	The Otto Law Group, PLLC
Attn: Cal Humphrey	Attn: David M. Otto
954 Business Park Drive, Suite 4	601 Union St., Suite 4500
Traverse City, MI 49686	Seattle, WA 98101
Telephone: (231) 946-4343	Telephone: (206) 262-9545
Facsimile: (206) 262-9513

4.4     Governing Law
This Agreement shall be construed and enforced in accordance with the laws of United States and the State of Washington (as applicable), without regard to the rules governing conflict of laws.

4.5    Counterpart Originals
This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

4.6     Consent to Jurisdiction
The Parties agree to submit any claim, suit or proceeding hereunder to the jurisdiction of the courts of the State of Washington located in King County, and further consent to waive their right to trial by jury in any such action.

4.7     Assignment; Successors
No party may assign this Agreement without the written consent of the other parties.

4.8    Pronouns
Whenever pronouns are used herein, they shall be interpreted in the neuter, masculine, feminine, singular or plural as the context may require.

4.9    Further Assurances
The parties hereto agree that, from time to time hereafter, and upon request, each of them will execute, acknowledge and deliver such other documents and instruments as may be reasonably required more effectively to carry out the terms and conditions of this Agreement.

4.10	Entire Agreement
This Agreement, together with the other agreements referred to herein, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings of the parties.

Dated as of the date first written above in Traverse City, Michigan.

River Hawk Aviation, Inc., Southland Holding Corp.

By:	/s/ Cal Humphrey	By:	/s/ Thomas Jolitz
	Name: Cal Humphrey		Name: Thomas Jolitz
	Title: Chief Executive Officer		Title: Authorized Agent

		By:	/s/ Robert Creighton
Name: Robert Creighton
Title: President

Schedule 1.1
Schedule of Liabilities of Eastern Caribbean Corporation

Accounts Payable/Creditor	Approximate Amount
Accrued Expenses and Reserves	$39,423.56
Saba Santos	$181.63
Accrued Payroll	$16,166.11
Accrued Interest	$1,451.60
Chesscom Consultants, Inc.	$14,580.00

Total	$71,802.90

Schedule 1.2
Schedule of Liabilities of Viva Air Dominicana, S.A.

Accounts Payable/ Creditor	Approximate Amount
Accrued payroll taxes	$6,590.71
Accrued payroll	$13,713.81
Payable to Chesscom Consultants, Inc.	$25,360.00
Payable to Thomas Jolitz	$858.63
Accrued interest expense	$2,501.86

Total	$49,025.01

Schedule 1.3
Schedule of Liabilities of Viva International, Inc.

Creditor			Approximate Amount
Current Payables
	Daryl Prior		$2,033.89
	Francisco Troncoso		$15,542.53
	Print Masters		$1,838.98
	Sky Vantage		$12,095.00
	Sylvain Cloutier		$402.33
	Wall Street Worldwide		$298.74
	Ronald Greene		$45,000.00
	Khali Berry		$9,250.00
	Cynthia Rosario		$12,250.00
	E. Thomas Septembre		$90,742.50[1]
	Syed Hasan		$78,360.00[2]
	Rodolfo Dominguez		$46,875.00[3]
		Sub-Total	$314,688.97

Older Payables
	As per schedule 1.4	Sub-Total	$272,879.73

Adjustments
	Accrued rents for offices and hangars in Puerto Rico		$1,000.00
	Francisco Troncoso		$9,986.13
	Jessica Torres		$25,000.00
		Sub-Total	$35,986.13

Total			$623,554.83

_______________________________________
1 Southland has agreed to assume 50% of the total amount of the settled claim with Mr. Septembre, up to a maximum amount of $90,742.50.
2 Southland has agreed to assume 50% of the total amount of the settled claim with Mr. Hasan, up to a maximum amount of $78,360.00.
3 Southland has agreed to assume 50% of the total amount of the settled claim with Mr. Dominquez, up to a maximum amount of $46,875.00.

Schedule 1.4
Schedule of Miscellaneous Liabilities

Creditor	Estimated Amount
Michael Agnew/Thomas Aviation	$35,000.00
Sheltair Aviation/Ft. Lauderdale	$10,691.16
SG Martin & Related Parties	$75,000.00
Toro, Colon & Mullet	$3,822.68
Pascuala Bonilla	$39,075.00
Claudia Malek	$3,963.00
Robert Koziol	$30,796.00
Luis Irizarry	$38,500.00
Sheltair Aviation/Puerto Rico	$3,000.00
Isle Grande Flying School	$2,407.92
EX Tax Service	$1,350.00
Puerto Rico Telephone	$958.12
DGAC	$15,000.00
Communidad do Inquillinos	$1,209.02
Luis Vargas	$674.22
Verizon	$236.51
Jam & Sons, Inc.	$7,800.00
Autoridad De Energia	$88.10
Nat. Assoc. of Drug Free	$1,074.00
USIC	$750.00
Expressway Graphics	$1,130.00
DHL/Puerto Rico	$323.00
USPS-Puerto Rico	$31.00

Total	$272,879.73

Schedule 1.5
Recorded Consultant Fees to Thomas Jolitz

Year		Estimated Amount
2003		$172,500
2004		$180,000
2005		$180,000
2006		$105,000
Sub-total		$637,500
Credit (S-8 stock)	$120,000
Net Total		$517,500

Schedule 1.6
Schedule of Litigation Issues and Expenses to be assumed by Southland

Litigation	Estimated Amount in Controversy
Ivan Figueroa v. Eastern Caribbean Airlines Corporation and Viva International, Inc.	$5,000,000.00[4]
TOTAL	$5,000,000.00

______________________________________________
4 Southland agrees to indemnify River Hawk for any amounts it pays resulting from this litigation.

Schedule 1.7

Entity	Number of Shares held by River Hawk	Percentage of Total Issued and Outstanding
Eastern Caribbean Airlines Corporation	41,067,944	100%
Viva Air Dominicana, S.A.	14,700*	49%

*Represented by 7,350 shares held by Robert James Scott and 7,350 shares held by Hasan Syed Asghar Hasnain